As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-163247

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

PIEDMONT NATURAL GAS COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0556998 (IRS Employer Identification No.)

4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Telephone:  (704) 364-3120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jane R. Lewis-Raymond

Senior Vice President, General Counsel, Corporate Secretary
and Chief Compliance and Community Affairs Officer

4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Telephone:  (704) 364-3120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public)  N/A

Copies to:

R. Douglas Harmon

Parker Poe Adams & Bernstein LLP

401 S. Tryon Street, Suite 3000

Charlotte, North Carolina 28202
Telephone: (704) 372-9000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,  please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File No. 333-163247) filed by Piedmont Natural Gas Company, Inc. (the “Company”) on November 20, 2009 (the “Registration Statement”).  The Company has terminated the offering of its securities pursuant to the Registration Statement.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 13th day of November, 2012.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Jane Lewis-Raymond
Jane Lewis-Raymond
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance
and Community Affairs Officer